March 16, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Ladish Co., Inc. (the Company) and, under the date of March 2, 2007, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006. On March 12, 2007, we were dismissed. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated March 12, 2007 and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statements that (1) the decision to change auditors was made by the Audit Committee of the Company’s Board of Directors on March 12, 2007, or (2) any of the Company’s statements regarding Grant Thornton LLP in the first and fifth paragraphs.

Very truly yours,

KPMG LLP